As filed with the Securities and Exchange Commission on June 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address of principal executive offices, including zip code)

T-MOBILE US, INC. 2013 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

J. Braxton Carter

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Sue Morgan

Eric A. DeJong

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.00001 par value per share	63,275,000	$21.64	$1,369,271,000	$186,769

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the employee benefit plan described herein as a result of any future stock splits, stock dividends or similar adjustments of the registrant’s outstanding common stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act. The proposed maximum offering price per share is estimated to be $21.64, based on the average of the high sales price ($21.86) and the low sales price ($21.41) for the registrant’s common stock as reported by the New York Stock Exchange on May 31, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by T-Mobile US, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on March 1, 2013;

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on April 25, 2013;

(c) the Registrant’s Current Reports on Form 8-K filed with the Commission on February 7, 2013 (two filings), February 26, 2013, March 14, 2013, March 22, 2013, April 15, 2013, April 24, 2013, May 2, 2013, May 8, 2013 and June 4, 2013, and the Current Reports on Form 8-K/A filed on May 8, 2013 and June 4, 2013;

(d) the Definitive Proxy Statement on Schedule 14A for a special meeting of stockholders, as amended, filed with the Commission on March 12, 2013; and

(e) the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A/A filed with the Commission on May 2, 2013 including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Registrant’s certificate of incorporation provides that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the of the Registrant request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized in its certificate of incorporation. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors of the Registrant deems appropriate.

The indemnification and advancement of expenses described above:

•

shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

•	shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent; and

•	shall inure to the benefit of the heirs, executors and administrators of such a person.

The Registrant’s certificate of incorporation also provides that its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit.

Any repeal or modification of the provisions of the Registrant’s certificate of incorporation governing indemnification or limitation of liability shall be prospective only, and shall not adversely affect:

•

any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts; or

•	any limitation on the personal liability of a director existing at the time of such repeal or modification.

The Registrant has also entered into separate indemnification agreements with each of its directors and executive officers under which it has agreed to indemnify, and to advance expenses to, each director and executive officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and executive officers.

The Registrant also maintains director and officer liability insurance for each person who was, is, or will be, a director or officer of the Registrant against specified losses and wrongful acts of such director or officer in his or her capacity as such, including breaches of duty and trust, neglect, error and misstatement. In accordance with the director and officer insurance policy, each insured party will be entitled to receive advances of specified defense costs.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (Included on the signature page of this registration statement).

99.1	T-Mobile US, Inc. 2013 Omnibus Incentive Plan. Incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 4, 2013.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 4, 2013.

T-MOBILE US, INC.

By:	/s/ JOHN J. LEGERE
Name:	John J. Legere
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Braxton Carter and David A. Miller, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 4, 2013.

Signature	Title

/s/ JOHN J. LEGERE	President, Chief Executive Officer and Director (Principal Executive Officer)
John J. Legere

/s/ J. BRAXTON CARTER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
J. Braxton Carter

/s/ TIMOTHEUS HÖTTGES	Director and Chairman of the Board of Directors
Timotheus Höttges

/s/ RAPHAEL KÜBLER	Director
Raphael Kübler

/s/ THORSTEN LANGHEIM	Director
Thorsten Langheim

/s/ LAWRENCE H. GUFFEY	Director
Lawrence H. Guffey

/s/ RENÉ OBERMANN	Director
René Obermann

/s/ W. MICHAEL BARNES	Director
W. Michael Barnes

/s/ JAMES N. PERRY, JR.	Director
James N. Perry, Jr.

Signature	Title

/s/ SRIKANT M. DATAR	Director
Srikant M. Datar

/s/ TERESA A. TAYLOR	Director
Teresa A. Taylor

/s/ KELVIN R. WESTBROOK	Director
Kelvin R. Westbrook

/s/ MICHAEL J. MORGAN	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)
Michael J. Morgan

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (Included on the signature page of this registration statement).

99.1	T-Mobile US, Inc. 2013 Omnibus Incentive Plan. Incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 4, 2013.